REGISTRATION NO. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM T-1


                            STATEMENT OF ELIGIBILITY
                      UNDER THE TRUST INDENTURE ACT OF 1939
                  OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                  OF A TRUSTEE PURSUANT TO SECTION 305(b)(2) X


                            ZIONS FIRST NATIONAL BANK
               (Exact name of trustee as specified in its charter)

A U.S. National Banking Association                             87-0189025
                                                            (I.R.S. employer
                                                         identification number)

One South Main, Salt Lake City, Utah                                  84111
(Address of principal executive offices)                            (Zip Code)

                            Zions First National Bank
                         10 East South Temple, 5th Floor
                           Salt Lake City, Utah 84133
                     Attn: Robert A. Goodman (801) 524-4632
            (Name, address and telephone number of agent for service)


                        Union Financial Services-1, Inc.

          Nevada                                               86-0817755
(State or other jurisdiction of                             (I.R.S. employer
incorporation or organization)                           identification number)

1801 California Street, Suite 3920
Denver, Colorado                                                      80202
(Address of principal executive offices)                            (Zip Code)


               $1,000,000 Taxable Student Loan Asset-Backed Notes
                         (Title of Indenture Securities)

ITEM  1.       GENERAL INFORMATION.  FURNISH THE FOLLOWING INFORMATION AS TO THE
               TRUSTEE:

        (a) NAME AND ADDRESS OF EACH EXAMINING OR SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

               Comptroller of Currency, Washington, D.C.
               Federal Deposit Insurance Corporation, Washington, D.C. The Board of Governors of the Federal Reserve System, Washington, D.C.

        (b)    WHETHER IT IS AUTHORIZED TO EXERCISE CORPORATE TRUST POWERS.

               The trustee is authorized to exercise corporate trust powers.

ITEM 2. AFFILIATIONS WITH THE OBLIGOR. IF THE OBLIGOR IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH SUCH AFFILIATION.

               No such affiliation exists with the trustee.

ITEMS 3-15.    Not applicable.

ITEM 16.       LIST OF EXHIBITS.

               List below all exhibits filed as a part of this Statement of Eligibilty.

               *1. A copy of the Articles of Association of the Trustee now in effect.

               *2. A copy of the Certificate of authority of the trustee to commence business dated December 30, 1957, and issued by the Comptroller of the Currency.

               *3. A copy of the authorization of the Trustee to exercise corporate trust powers dated July 16, 1973, and issued by the Comptroller of the Currency.

               *4.    A copy of the existing Bylaws of the Trustee.

                5.    Not applicable.

               *6. The consent of the Trustee required by Section 321(b) of the Act.

                7. A copy of the latest report of condition of the Trustee published pursuant to law or the requirements of its supervising or examining authority.

                8.    Not applicable.

                9.    Not applicable.


* Incorporated by reference to Zions First National Bank's Form T-1 Eligibility Statement, File No. 333-08929, filed on January 9, 1998.

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Zions First National Bank, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in Salt Lake City, State of Utah, on the 3rd day of June 1999.


                                    ZIONS FIRST NATIONAL BANK, TRUSTEE



                                    By:/s/ Dale M. Gibbons
                                       ----------------------------
                                       Chief Financial Officer
                                       and Secretary

Zions First National Bank     Call Date:  03/31/99       State #:      FFIEC 031
One South Main Street         VendorID:   D              Cert #:02270  RC-1
Salt Lake City, UT 84111      Transit #:  12400005
Transmitted to EDS as 0011517 on 04/29/99 at 12:14:40 CST

Consolidated Report of Condition for insured Commercial and State-Chartered Savings Banks for March 31, 1999

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC - Balance Sheet

                                                               Dollar Amounts in Thousands
--------------------------------------------------------------------------------
ASSETS

1. Cash and balances due from depository institutions (from Schedule RC-A):
   a. Noninterest-bearing balances and currency and coin (1)                           272,576
   b. Interest-bearing balances (2)                                                     17,912

2. Securities:
   a. Held-to-maturity securities (from Schedule RC-B, column A)                       910,239
   b. Available-for-sale securities (from Schedule RC-B, column D)                     346,141

3. Federal funds sold and securities purchased under agreements to resell              367,446

4. Loans and lease financing receivables:
   a. Loans and leases, net of unearned income (from Schedule RC-C)      3,646,408
   b. LESS: Allowance for loan and lease losses                             61,894
   c. LESS: Allocated transfer risk reserve                                      0
   d. Loans and leases, net of unearned income, allowance and reserve
       (item 4.a minus 4.b and 4.c)                                                  3,584,514

5. Trading assets (from Schedule RC-D)                                                 221,127

6. Premises and fixed assets (including capitalized leases)                             61,967

7. Other real estate owned (from Schedule RC-M)                                          1,059

8. Investments in  unconsolidated  subsidiaries  and associated  companies (from
   Schedule RC-M)                                                                        7,397

9. Customers' liability to this bank on acceptances outstanding                            601

10. Intangible assets (from Schedule RC-M)                                              21,045

11. Other assets (from Schedule RC-F)                                                  465,997

12. Total assets (sum of items 1 through 11)                                         6,278,021

-------
(1)  Includes  cash items in process of  collection  and  unposted  debits.
(2)  Includes time certificates of deposit not held for trading.

Zions First National Bank    Call Date:  03/31/99       State #:       FFIEC 031
One South Main Street        VendorID:   D              Cert #:02270   RC-1
Salt Lake City, UT 84111     Transit #:  12400005
Transmitted to EDS as 0011517 on 04/29/99 at 12:14:40 CST

Schedule RC - Continued
                                                                Dollar Amounts in Thousands
--------------------------------------------------------------------------------
LIABILITIES
13. Deposits:
    a. In domestic offices (sum of totals of columns A and C from Schedule RC-E,
         part I)                                                                     3,649,015
        (1) Noninterest-bearing (1)                                      895,872
        (2) Interest-bearing                                           2,753,143
    b. In foreign offices, Edge and Agreement subsidiaries, and IBFs (from
         Schedule RC-E, part II)                                                       188,475
        (1) Noninterest-bearing                                                0
        (2) Interest-bearing                                             188,475

14. Federal funds purchased and securities sold under agreements to repurchase       1,034,724

15.  a. Demand notes issued to the U.S. Treasury                                             0
     b. Trading  liabilities (from Schedule RC-D)                                      247,249

16.     Other borrowed money  (includes  mortgage  indebtedness  and obligations under capitalized leases):
     a. With a remaining maturity of one year or less                                  201,777
     b. With a remaining maturity of more than one year through three years             19,337
     c. With a remaining maturity of more than three years                              36,690

17. Not applicable

18. Bank's liability on acceptances executed and outstanding                               601

19. Subordinated notes and debentures (2)                                              200,000

20. Other liabilities (from Schedule RC-G)                                             290,374

21. Total liabilities (sum of items 13 through 20)                                   5,868,242

22. Not applicable

EQUITY CAPITAL
23. Perpetual preferred stock and related surplus                                            0
24. Common stock                                                                        15,000
25. Surplus (exclude all surplus related to preferred stock)                            59,602

26. a. Undivided profits and capital reserves                                          340,120
    b. Net unrealized holding gains (losses) on available-for-sale securities           (4,943)
    c. Accumulated net gains (losses) on cash flow hedges                                    0

27. Cumulative foreign currency translation adjustments                                      0
28. Total equity capital (sum of items 23 through 27)                                  409,779
29. Total liabilities and equity capital (sum of items 21 and 28)                    6,278,021

----------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.
(2) Includes limited-life preferred stock and related surplus.

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Zions First National Bank, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in Salt Lake City, State of Utah, on the 3rd day of June 1999.


                                            ZIONS FIRST NATIONAL BANK, TRUSTEE



                                            By:/s/ Dale M. Gibbons
                                              ----------------------------
                                              Chief Financial Officer
                                              and Secretary